SIGN, DATE AND VOTE ON THE REVERSE SIDE

AZL Morgan Stanley Global Real Estate Fund

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN.  THE MATTER WE ARE SUBMITTING FOR YOUR CONSIDERATION IS SIGNIFICANT TO THE FUND AND TO YOU AS A FUND SHAREHOLDER. PLEASE TAKE THE TIME TO READ THE PROSPECTUS/PROXY STATEMENT AND RETURN YOUR VOTING INSTRUCTION CARD TODAY!

PROXY VOTING OPTIONS

1. MAIL your signed voting instruction card back in the postage paid envelope provided
2. ONLINE at vote.proxyonline.com using your voting control number found below
3. PHONE dial toll-free (888) 227-9349 to reach an automated touchtone voting line
CONTROL NUMBER12345678910
SHAREHOLDER NAME
AND ADDRESS HERE

ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST
AZL Morgan Stanley Global Real Estate Fund

“INSURANCE COMPANY NAME PRINTS HERE”
The undersigned, revoking any previously executed voting instruction cards attributable to his or her variable contract, hereby instructs the  above-named Insurance Company to vote the shares of the Fund listed above that are attributable to the undersigned’s participation in the variable contract as of June 17, 2020, at the Special Meeting of Shareholders (the “Special Meeting”) to be held on August 19, 2020 at 10:00 a.m. Central time and conducted over the Internet in a virtual meeting format, including any postponements or any adjournment thereof, as indicated on the matters set forth below and instructs the Insurance Company to vote upon any other matters that may be properly acted upon at the Meeting.  Receipt of the related proxy statement and accompanying Notice of Special Meeting that describes the matters to be considered and voted on is hereby acknowledged.

This voting instruction card is solicited by the Insurance Company and shares of the Fund attributable to the undersigned’s variable contract will be voted in the manner specified in this Voting Instruction Card when properly executed and delivered.  If no direction is made when the duly executed Voting Instruction Card is returned, the Insurance Company will vote in favor of the Proposal.  If any other matters come properly before the Meeting to be voted on, the shares will be voted on such matters in accordance with the views of management.  If you fail to return this Voting Instruction Card, depending on your separate account, the Insurance Company generally will vote all shares of the Fund(s) attributable to your account in proportion to those shares for which voting instructions are timely received.  The effect of this proportional voting is that contract owners representing a small number of Fund shares may determine the outcome of the vote on a Proposal. Your voting instructions must be received (by mail, phone or online) no later than 4:00 p.m. Central time on the day prior to the Special Meeting.

PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE HEREOF AND RETURN THE SIGNED VOTING INSTRUCTION CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 19, 2020.  The Prospectus/Proxy Statement is also available at https://vote.proxyonline.com/allianzlife/docs/xxxxxxxxxx.pdf.

    [PROXY ID NUMBER HERE]                                          [BAR CODE HERE]                                                                [CUSIP HERE]

AZL Morgan Stanley Real Estate Fund

_______________________________________________________________
SIGNATURE (AND TITLE IF APPLICABLE) DATE

_______________________________________________________________
SIGNATURE (IF HELD JOINTLY) DATE

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED.
Please sign exactly as your name(s) appear(s) on the voting instruction card. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, the signature should be that of an authorized officer who should state his or her title.

The Board of Trustees of the Allianz Variable Insurance Products Trust recommend that you vote FOR the proposal detailed below and within the enclosed proxy statement.

TO VOTE, MARK ONE CIRCLE IN BLUE OR BLACK INK.  Example:  ●

PROPOSAL
	FOR	AGAINST	ABSTAIN

1.
To approve an Agreement and Plan of Reorganization (the “Plan”) between the AZL Morgan Stanley Global Real Estate Fund (the “Acquired Fund”) and the AZL S&P 500 Index Fund (the “Acquiring Fund”). The Funds are series of the Allianz Variable Insurance Products Trust. Under the Plan, the Acquiring Fund would acquire all of the assets and assume all of the liabilities of the Acquired Fund in exchange for shares of the Acquiring Fund, which would be distributed proportionately to the shareholders of the Acquired Fund in complete liquidation of the Acquired Fund, and the assumption of the Acquired Fund’s liabilities.

	O	O	O

REMEMBER TO SIGN AND DATE ABOVE BEFORE MAILING IN YOUR VOTE.  THIS VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.  YOU CAN ALSO VOTE ON THE INTERNET OR BY PHONE.  PLEASE SEE REVERSE SIDE FOR INSTRUCTIONS.

THANK YOU FOR VOTING

    [PROXY ID NUMBER HERE]                                          [BAR CODE HERE]                                                                [CUSIP HERE]